Exhibit 99.2

INDEX TO HISTORICAL FINANCIAL STATEMENTS

Independent Auditor’s Report	2
Statements of Revenue and Direct Operating Expenses of the CPX Properties	3
Notes to Statement of Revenue and Direct Operating Expenses of the CPX Properties	4

Independent Auditors’ Report

The Board of Directors

Resolute Energy Corporation:

We have audited the accompanying Statement of Revenue and Direct Operating Expenses of Resolute Energy Corporation’s acquisition of certain CPX Properties (the Financial Statement) as described in Note 1, for the year ended December 31, 2016, and the related notes to the Financial Statement.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Financial Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Financial Statement that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Financial Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Financial Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Financial Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Financial Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Financial Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Financial Statement referred to above presents fairly in all material respects, revenue and direct operating expenses of Resolute Energy Corporation’s acquisition of certain CPX Properties for the year ended December 31, 2016, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to the basis of presentation which describes that the Financial Statement was prepared for the purpose of complying with the rules and regulations under Rule 3-05 of the Securities and Exchange Commission Regulation S-X as described in Note 1 to the Financial Statement, and is not intended to be a complete presentation of the CPX Properties’ results of operations.  Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Denver, Colorado

May 9, 2017

STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES

OF THE CPX PROPERTIES FOR THE YEAR ENDED DECEMBER 31, 2016

AND THREE MONTHS ENDED MARCH 31, 2017

(in thousands)

	Year Ended December 31,	Three Months Ended March 31,
	2016	2017
		(Unaudited)
Revenue:
Oil	$646	$677
Gas	160	143
Natural gas liquids	91	94
Total revenue	897	914
Operating expenses:
Lease operating	241	210
Production and ad valorem taxes	99	88
Total operating expenses	340	298

Revenue in excess of direct operating expenses	$557	$616

See notes to statements of revenue and direct operating expenses of the CPX Properties

NOTES TO THE STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES

OF THE CPX PROPERTIES FOR THE YEAR ENDED DECEMBER 31, 2016

AND THE THREE MONTHS ENDED MARCH 31, 2017

Note 1 – BASIS OF PRESENTATION

Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”) , a wholly-owned subsidiary of Resolute Energy Corporation (“Resolute”), has contracted to acquire interests in certain Permian Basin oil and gas properties in Reeves County, Texas, pursuant to the terms of a Purchase and Sale Agreement with CPX Exploration II, LLC, a Delaware limited liability company (“CPX”), and PetroCap CPX, LLC, a Delaware limited liability company (“PetroCap”), and entered into on March 3, 2017, and expected to close on May 15, 2017.  The purchase price for all acquired interests will be $160 million of which approximately $64 million relates to the CPX interests.  The CPX interests are collectively referred to as the “CPX Properties.”

Separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America have never been prepared for the CPX Properties.  During the periods presented, the CPX Properties were not accounted for or operated as a consolidated entity or as a separate division by CPX.  The accompanying statement of revenue and direct operating expenses for the CPX Properties was derived from the historical accounting records and other applicable source documents of CPX.  Accordingly, the accompanying statement is presented in lieu of the financial statements required under Rule 3–05 of SEC Regulation S–X.

The accompanying statement of revenue and direct operating expenses does not represent a complete set of financial statements reflecting the financial position, results of operations, members’ equity and cash flows of the CPX Properties and is not necessarily indicative of the results of operations for the CPX Properties going forward due to the changes in business and the omission of various operating expenses. Certain indirect expenses, as further described in Note 4, were not allocated to the CPX Properties and have been excluded from the accompanying statement. Any attempt to allocate these expenses would require significant judgment, which would be arbitrary and would likely not be indicative of the performance of the properties on a stand-alone basis.

The accompanying statements of revenues and direct operating expenses for the three months ended March 31, 2017 are unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring adjustments) that are necessary for a fair presentation of the revenues and direct operating expenses of the CPX Properties for those periods. No statement of revenues and direct operating expenses for the three months ended March 31, 2016 has been presented as first production did not occur until the second half of 2016.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of statements of revenue and direct operating expenses in conformity with accounting principles generally accepted in the United States of America requires Resolute’s management to make various assumptions, judgments and estimates to determine the reported amounts of revenues and expenses, and in the disclosures of contingencies.  These estimates and assumptions are based upon management’s best estimates and judgments.  Changes in these assumptions, judgments and estimates will occur as a result of the passage of time and occurrence of future events.  Accordingly, actual results could differ from amounts previously established.

Revenue Recognition

Oil and gas revenue is recognized when production is sold to a purchaser at a fixed and determinable price, when delivery has occurred and title has transferred and the collectability of the revenue is probable.  Oil and gas revenue is recorded using the sales method.

Direct Operating Expenses

Direct operating expenses relate to the direct expenses of operating the CPX Properties.  The direct operating expenses include lease operating, ad valorem tax and production tax expense.  Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses.  Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and gas production activities.

Note 3 – CONTINGENCIES

The activities of the CPX Properties are subject to potential claims and litigation in the normal course of operations.  Management does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the CPX Properties.

Note 4 – EXCLUDED EXPENSES

Indirect general and administrative expenses, interest expense, income taxes, and other indirect expenses have not been allocated to the CPX Properties by CPX and as such, have been excluded from the accompanying statements.  Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by Resolute Southwest on a stand-alone basis.  Depreciation, depletion, and amortization expense has also been excluded from the accompanying statement of revenues and direct operating expenses as such amounts would not be indicative of the depletion calculated by Resolute on the CPX Properties on a stand-alone basis.

Note 5 – SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Estimated Net Quantities of Oil and Gas Reserves

The estimates of proved oil and gas reserves and discounted future net cash flows for the CPX Properties as of December 31, 2016 were prepared by Resolute’s petroleum engineers.  Users of this information should be aware that the process of estimating quantities of proved oil and gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir.  The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions.  As a result, revisions to existing reserve estimates may occur from time to time.  Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variance in available data for various reservoirs make estimates generally less precise than other estimates included in the statement of revenue and direct operating expenses disclosures.

The estimated proved net recoverable reserves presented below include only those quantities of oil and gas geologic and engineering data that demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating and regulatory practices.  Proved developed reserves represent only those reserves estimated to be recovered through existing wells.  Proved undeveloped reserves include those reserves that may be recovered from new wells on undrilled acreage or from existing wells on which a relatively major expenditure for recompletion or secondary recovery operation is required.  All of the CPX Properties' proved reserves set forth herein are located in the Continental United States.  CPX incurred capital expenditures of approximately $7.7 million during year ended December 31, 2016.  The estimate of reserves and the standardized measure of discounted future net cash flows shown below reflect Resolute Southwest’s development plan as operator for the CPX Properties as CPX owns a non-operating interest and therefore does not direct such development plans.

The standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the CPX Properties.  An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.

The following information has been derived from the CPX Properties’ historical production and December 31, 2016 reserve report prepared by Resolute Energy’s reserve engineers.  Presented below is a summary of the changes in estimated reserves for the periods presented (in thousands).

Standardized Measure of Discounted Future Net Cash Flows

The standardized measure related to proved oil, gas and NGL reserves for the CPX Properties is summarized below.  This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate.  The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of the fair value of the CPX Properties and should not be considered indicative of any trends.

				Oil Equivalent
	Oil (MBbl)	Gas (MMcf)	NGL (MBbl)	(Mboe)
Proved reserves as of January 1, 2016	—	—	—	—
Production	(15)	(55)	(6)	(30)
Extensions, discoveries and other additions	138	428	61	270
Proved reserves as of December 31, 2016	123	373	55	240
Proved developed reserves:
As of December 31, 2016	123	373	55	240
Proved undeveloped reserves:
As of December 31, 2016	—	—	—	—

Standardized Measure of Oil and Gas

December 31, 2016
(in thousands)
Future cash inflows	$5,966
Future production costs	(2,643)
Future income tax expense	(1,180)
Future net cash flows	2,143
Discount of 10% per annum	(427)
Standardized measure of discounted future net cash flows	$1,716

In accordance with SEC and Financial Accounting Standards Board (“FASB”) requirements, our estimated net proved reserves and standardized measure at December 31, 2016 utilized prices (subsequently adjusted for quality and basis differentials) based on the twelve month unweighted average of the first of the month prices of Plains Marketing, L.P. posted West Texas Intermediate oil price which equates to $39.25 per Bbl and an average Platts Gas Daily El Paso Permian Basin spot gas price which equates to $2.31 per one MMBtu of gas.

The following table sets forth the changes in standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the periods indicated.

Changes in Standardized Measure

December 31, 2016
(in thousands)
Standardized measure, beginning of year	$—
Sales of oil and gas produced, net of production costs	(557)
Extensions, discoveries and improved recovery	3,183
Net change in income taxes	(910)
Standardized measure, end of year	$1,716